Exhibit 32.1

                                 CERTIFICATIONS
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the "Company"), does hereby certify that:

      The Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    March 1, 2004                      /s/Eugene R. Corasanti
                                            ----------------------
                                            Eugene R. Corasanti
                                            Chairman of the Board and
                                            Chief Executive Officer

Date:    March 1, 2004                      /s/Robert D. Shallish, Jr.
                                            --------------------------
                                            Robert D. Shallish, Jr.
                                            Vice President-Finance and
                                            Chief Financial Officer